EXHIBIT 99.3

Unaudited Pro Forma Condensed Consolidated Financial Information

On August 27, 2010 (the “Effective Date”), Medical Action Industries Inc. (“Medical Action”) and MA Acquisition Inc., a wholly-owned subsidiary of Medical Action, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AVID Medical, Inc. (“AVID”), pursuant to which Medical Action acquired AVID through a merger between MA Acquisition Inc. and AVID, with AVID surviving the merger as a wholly owned subsidiary of Medical Action (the “Merger”).

The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the acquisition of AVID. The unaudited consolidated balance sheet as of June 30, 2010 gives effect to the acquisition of AVID as if it was acquired on June 30, 2010. The unaudited pro forma consolidated balance sheet as of June 30, 2010 is derived from the unaudited historical financial statements of Medical Action and AVID as of June 30, 2010. The unaudited pro forma condensed consolidated statements of operations of the three month period ended June 30, 2010 gives effect to the AVID acquisition as if it had occurred on April 1, 2010. The unaudited pro forma condensed consolidated statement of operations is derived from the unaudited historical financial statements of Medical Action and AVID for the three months ended June 30, 2010. The unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2010 gives effect to the AVID acquisition as if it had occurred on April 1, 2009. The unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2010 is derived from the audited historical financial statements of Medical Action and AVID for the year ended March 31, 2010.

The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting with Medical Action treated as the acquiring entity. Under the acquisition method of accounting, the total purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed in connection with the Merger, based on their estimated fair values as of the effective date of the Merger. The preliminary allocation of the purchase price was based upon management’s preliminary valuation of tangible and intangible assets acquired and liabilities assumed and such estimates and assumptions are subject to further adjustments as additional information becomes available and as additional analyses are performed. The areas of the purchase price allocation that are not yet finalized relate primarily to property and equipment and income based taxes.

The unaudited pro forma condensed consolidated financial statements do not include any adjustments regarding liabilities incurred or cost savings achieved from the integration of the companies, as management is in the process of assessing what, if any, future actions are necessary. In addition, the pro forma condensed consolidated financial statements do not reflect one-time costs of approximately $1,334 incurred by Medical Action to effect the Merger.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Medical Action’s Annual Report on Form 10-K for the year ended March 31, 2010 and the Quarterly Report on Form 10-Q for the three months ended June 30, 2010 which have been filed with the Securities and Exchange Commission as well as the audited historical financial statements and related notes of AVID as of March 31, 2010 and for the year then ended and the unaudited historical financial statements and related notes of AVID as of June 30, 2010 and for the three months ended June 30, 2010, which are attached as Exhibits 99.1 and 99.2, respectively, to this Form 8-K/A. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Medical Action that would have been reported had the Merger been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

MEDICAL ACTION INDUSTRIES INC.

Unaudited Pro Forma Consolidated Balance Sheets

June 30, 2010

(In thousands, except share and per share amounts)

	Historical
Assets	Medical Action	AVID	Pro Forma Adjustments	Note 3	Consolidated
Current assets:
Cash and cash equivalents	$1,878	$108	$(94)	[a]	$1,892
Accounts receivable, net	18,280	9,701	—		27,981
Inventories	37,447	9,812	(83)	[c]	47,176
Prepaid expenses	1,606	—	928	[a,c]	2,534
Deferred tax assets	2,227	844	—		3,071
Receivables from related parties	—	686	—		686
Prepaid income taxes	654	—	—		654
Other current assets	401	880	(880)	[c]	401

Total current assets	62,493	22,031	(129)		84,395

Property and equipment, net	39,578	20,289	(3,965)	[a,e]	55,902
Goodwill	80,699	882	30,661	[d,e,f]	112,242
Other intangible assets, net	14,108	—	29,600	[e]	43,708
Other assets, net	2,245	114	982	[b]	3,341

Total assets	$199,123	$43,316	$57,149		$299,588

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of long-term debt	$11,844	$2,646	$230	[a,b]	$14,720
Accounts payable and accrued expenses	24,818	11,409	(14)	[a]	36,213

Total current liabilities	36,662	14,055	216		50,933
Long-term debt, excluding current installments	3,166	12,655	61,948	[a,b,d]	77,769
Interest rate swap	—	1,448	(1,448)	[a]	—
Deferred tax liabilities	15,932	53	11,692	[f]	27,677

Total liabilities	55,760	28,211	72,408		156,379

Stockholders’ equity:

Preferred stock, $0.001 par value. Authorized 5,000,000 shares; issued and outstanding 4,895,688 in 2010	—	5	(5)	[d]	—
Common stock - 40,000,000 shares authorized, $.001 par value; issued and outstanding 16,346,253 shares at June 30, 2010.	16	4	(4)	[d]	16
Additional paid-in capital	32,730	4,822	(4,822)	[d]	32,730
Notes receivable from stock sales	—	(123)	123	[d]	—
Accumulated other comprehensive loss	(374)	—	—		(374)
Retained earnings	110,991	8,424	(8,578)	[a,b,c,d]	110,837

Total stockholders’ equity	143,363	13,132	(13,286)		143,209
Noncontrolling interest	—	1,973	(1,973)	[a]	—

Total stockholders’ equity	143,363	15,105	(15,259)		143,209

Commitments and contingencies
Total liabilities and stockholders’ equity	$199,123	$43,316	$57,149		$299,588

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

MEDICAL ACTION INDUSTRIES INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Fiscal Year Ended March 31, 2010

(In thousands, except per share amounts)

	Historical
	Medical Action	AVID	Pro Forma Adjustments	Note 3	Consolidated

Net sales	$290,146	$136,316	$—		$426,462
Cost of goods sold	221,242	104,409	2,069	[c]	327,720
Depreciation of machinery and equipment	—	777	(777)	[a,c]	—

Gross profit	68,904	31,130	(1,292)		98,742

Selling, general, and administrative expenses	40,198	23,539	2,182	[c,g,i]	65,919
Depreciation and amortization	—	1,207	(1,207)	[a,c]	—
Interest expense, net	1,348	527	2,704	[a,h]	4,579

Income before income taxes	27,358	5,857	(4,971)		28,244

Income taxes	10,517	1,771	(1,909)	[j]	10,379

Income attributable to non-controlling interest	16,841	4,086	(3,062)		17,865

Less: Net income attributable to noncontrolling interest	—	730	(730)	[a]	—

Net income	$16,841	$3,356	$(2,332)		$17,865

Per share basis:
Net income per share, basic	$1.03				$1.09
Net income per share, diluted	$1.02				$1.09

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

MEDICAL ACTION INDUSTRIES INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended June 30, 2010

(In thousands, except per share amounts)

	Historical
	Medical Action	AVID	Pro Forma Adjustments	Note 3	Consolidated
Net sales	$66,796	$34,395	$—		$101,191
Cost of goods sold	54,258	26,201	583	[c]	81,042
Depreciation of machinery and equipment	—	203	(203)	[a,c]	—

Gross profit	12,538	7,991	(380)		20,149

Selling, general, and administrative expenses	10,151	5,911	820	[c,g,i]	16,882
Depreciation and amortization	—	313	(313)	[a,c]	—
Interest expense, net	126	107	446	[a,h]	679

Income before income taxes	2,261	1,660	(1,333)		2,588

Income taxes	869	523	(512)	[j]	880

Income before extraordinary items and income attributable to noncontrolling interest	1,392	1,137	(821)		1,708

Less: Extraordinary loss (net of tax benefit of $559)	(896)	—	—		(896)

Less: Net income attributable to noncontrolling interest	—	187	(187)	[a]	—

Net income	$496	$950	$(634)		$812

Per share basis:
Basic
Income before extraordinary items	$0.09				$0.10
Extraordinary loss	$(0.06)				$(0.06)

Net income	$0.03				$0.04

Diluted
Income before extraordinary items	$0.08				$0.10
Extraordinary loss	$(0.05)				$(0.05)

Net income	$0.03				$0.05

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements have been prepared by Medical Action Industries Inc. (“Medical Action” or the “Company”) pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in Medical Action’s amended Form 8-K prepared and filed in connection with acquisition of AVID Medical, Inc. (“AVID”).

Certain information and certain disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.

The information concerning Medical Action has been derived from the audited historical consolidated financial statements of Medical Action for the year ended March 31, 2010 and the unaudited historical consolidated financial statements of Medical Action as of and for the three months ended June 30, 2010. The information concerning AVID has been derived from the audited historical financial statements of AVID for the year ended March 31, 2010 and the unaudited historical financial statements as of and for the three months ended June 30, 2010.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to be indicative of the Company’s financial position or results of operations which would actually have been obtained had such transaction been completed as of the date or for the periods presented, or of the financial position or results of operations that may be obtained in the future.

Note 2. Purchase Price Allocation

On August 27, 2010, Medical Action completed its merger with AVID. AVID is a provider of customer procedure trays to the health care industry. The unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed merger with AVID, which was accounted for under the acquisition method of accounting. A total purchase price of $62,500 was used for purposes of preparing the unaudited pro forma condensed consolidated financial statements. Direct transaction costs were excluded for purposes of preparing the unaudited pro forma condensed consolidated financial statements.

Under the acquisition method of accounting, the total estimated purchase price is allocated to AVID’s net tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of August 27, 2010, the effective date of the merger with AVID. Based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, which are based on estimates and assumptions that are subject to change, and other factors as described in the introduction to these unaudited pro forma condensed consolidated financial statements, the preliminary estimated purchase price is allocated as follows (in thousands):

Cash		$14
Accounts receivable, net		9,701
Inventories		9,812
Deferred tax assets		791
Other current assets		1,614
Property and equipment		16,324
Identifiable intangible assets:
Customer relationships	$27,500
Trademarks	2,100	29,600

		67,856

Less :
Debt, short and long term		13,926
Deferred tax liabilities		11,692
Accounts payable and accrued expenses		11,288

Total fair value of net assets acquired		30,950

Goodwill		31,550
Total purchase price		$62,500

Prior to the end of the measurement period for finalizing the purchase price allocation, if information becomes available which would indicate adjustments are required to the purchase price allocation, such adjustments will be included in the purchase price allocation retrospectively. The areas of the purchase price allocation that are not yet finalized relate primarily to property and equipment and income based taxes.

Of the total purchase price, approximately $31,550 has been allocated to goodwill and is not deductible for tax purposes. Goodwill represents factors including expected synergies from combining operations and is the excess of the purchase price of an acquired business over the fair value of the net tangible and intangible assets acquired and liabilities assumed. Goodwill will not be amortized but instead will be tested for impairment at least annually. In the event that management determines that the goodwill has become impaired, the Company will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination was made.

As a result of the acquisition of AVID, the Company recorded a net deferred tax liability of approximately $10,901 in its preliminary purchase price allocation. This balance is comprised of $11,692 in deferred tax liabilities resulting primarily from the estimated amortization expense of identifiable intangible assets and approximately $791 in deferred tax assets that relate primarily to a capital lease.

The identifiable intangible assets acquired were valued based on a preliminary valuation and consists of customer relationships and trademarks. The identifiable intangible assets are being amortized as follows; customer relationships using an estimated useful live of 20 years and trademarks using an estimated useful life of 5 years. Upon completion of the fair value assessment after the merger, the ultimate price allocation may differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

Note 3. Pro Forma Adjustments

a.	Reflects the assets and liabilities of AVID Realty, LLC, which were not acquired.

Cash	94
Other current assets	(48)
Property and equipment, less accumulated depreciation	2,236
Accounts payable and accrued expenses	14
Short and long term debt	(1,757)
Interest rate swap	1,448
Member accounts	604
Noncontrolling interest	1,973

b.	Records the cash purchase price of $62,500, which included certain closing costs paid by Medical Action, interest expense of $71 on the existing loan balances and incremental financing fees of $982, which were recorded as deferred costs and will be amortized over 5 years. The above costs were financed by borrowings under the Company’s Amended and Restated Credit Agreement which consists of (i) a secured Term Loan with a principal amount of $80,000 and (ii) a Revolving Credit Facility, which amounts may be borrowed, repaid and re-borrowed up to $30,000.

As a result of the AVID merger, the Company amended its Prior Credit Agreement on August 27, 2010 and paid down the remaining balance of $18,859 that existed prior to the merger. A summary of the borrowings on the Amended and Restated Credit Agreement and payments on the Prior Credit Agreement as of August 27, 2010 are as follows:

Amounts borrowed under Amended and Restated Credit Agreement
Current portion of long-term debt	$12,000
Long-term debt	70,412

$82,412

Amounts paid down under the Company’s Prior Credit Agreement
Pay down of term loan (short-term)	$11,484
Pay down of revolver (long-term)	7,375

$18,859

Net borrowings under the Company’s Amended and Restated Credit Agreement at August 27, 2010	$63,553

c.	Reclassify AVID balances to conform to Medical Action’s presentation.

d.	Eliminates the value of liabilities and member accounts not acquired in connection with the merger of AVID.

Preferred stock	(5)
Common stock	(4)
Long-term debt	(3,132)
Additional paid-in capital	(4,822)
Notes receivable from stock sales	123
Retained earnings	(7,820)

e.	Reflects the allocation of the purchase price to the estimated fair value of the assets (see Note 2).

f.	Reflects deferred tax liabilities related to the estimated amortization expense of identifiable intangible assets.
		Fiscal Year ended March 31, 2010	Three Months ended June 30, 2010
g.	To reflect the additional amortization expense related to the identifiable intangible assets as of the beginning of the period.
	Selling, general, and administrative expenses	$1,795	$449

h.	To reflect the interest expense on the $80,000 Term Loan at LIBOR plus an applicable margin. The average interest rate for the Term Loan was 2.65% during the year ended March 31, 2010 and the three months ended June 30, 2010. The interest expense calculation assumes quarterly principal payments of $4,000.
	Interest expense	$1,577	$414

i.	To reflect the amortization of financing costs incurred on debt over the term of the loan, which is five years
	Selling, general, and administrative expenses	$196	$49

j.	To reflect the tax effect of applicable pro forma adjustments
	Income taxes	$(1,909)	$(512)